UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 South Mill Avenue, 8th Floor

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 1, 2012, Limelight Networks, Inc. (the “Company”) issued a press release regarding its financial results for the third quarter ended September 30, 2012 and certain other information. The full text of this press release is furnished herewith as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Limelight also announced a search for a new CEO to succeed Jeff Lunsford, who will leave the day-to-day CEO role to pursue private business interests in mid-January, 2013. Mr. Lunsford will remain active and involved as a member of Company’s Board of Directors.

(e) In light of the upcoming CEO transition, and in order to better assure continuity of senior management both during the transition and beyond, the Board of Directors accelerated its review of senior management compensation, which normally occurs annually in the early part of the first quarter of each year, and made the following equity incentive awards:

Name and Title	Options (1)(2)	Restricted Stock Units (2)
Nathan F. Raciborski Co-Founder and Strategic Advisor	250,000	167,000
David M. Hatfield Executive Vice President, Limelight Global Sales and Consulting	375,000	250,000
Douglas S. Lindroth Senior Vice President, Chief Financial Officer & Treasurer	375,000	250,000
Philip C. Maynard Senior Vice President, Chief Legal Officer & Secretary	250,000	167,000

(1)	Each stock option will have an exercise price per share equal to the fair market value per share of the Company’s common stock as of November 6, 2012, which is the third business day following the Company’s public announcement of its third quarter 2012 financial results.
(2)	Subject to the provisions of the 2007 Equity Incentive Plan or each recipient’s respective employment agreement, 1) a total of 50% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the first year beginning on March 1, 2013, and then on each of June 1, September 1 and December 1 thereafter; 2) a total of 33% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the second year beginning on March 1, 2014, and then on each of June 1, September 1 and December 1 thereafter; and 3) a total of 17% of the stock options and restricted stock units subject to the grants shall vest quarterly in four equal installments during the third year beginning on March 1, 2015, and then on each of June 1, September 1 and December 1 thereafter, provided the officer remains a Service Provider to the Company through the vesting date.

Item 8.01	Other Events.

During the third quarter, the Company completed its second repurchase program. On November 1, 2012, the Company announced its plans to commence a new repurchase program. The Board approved the repurchase of up to $10 million of the Company’s common stock.

Reference is made to the news release attached hereto and incorporated herein as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Limelight Networks, Inc. Press Release dated November 1, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: November 1, 2012	By:	/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Limelight Networks, Inc. Press Release dated November 1, 2012 (furnished herewith).